Exhibit 99.3

Background and Basis of Presentation

On February 28, 2025, Genesis Energy, L.P. (“we”, “our”, the “Company”) completed the sale of our soda ash operations, which included our trona and trona-based exploring, mining, processing, producing, marketing, logistics, and selling business based in Wyoming (our “Alkali Business”), to an indirect affiliate of WE Soda Ltd for gross proceeds of $1.425 billion (the “Divestiture”). On February 28, 2025, we received cash proceeds of approximately $1.039 billion, which reflects the net proceeds after the assumption of our outstanding Alkali senior secured notes by an indirect affiliate of WE Soda Ltd, amongst other purchase price adjustments.

The following unaudited pro forma consolidated financial statements have been derived from the Company’s historical consolidated financial statements and give effect to the transaction and pro forma accounting adjustments in accordance with generally accepted accounting principles (GAAP) to reflect the Divestiture. These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Divestiture on the Company’s historical information, are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Divestiture. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. We considered the impact of the Transition Services Agreement and determined that no further pro forma adjustments were necessary, as we do not believe presenting such adjustments would enhance an understanding of the pro forma effects of the Divestiture as the agreement is not expected to have a material impact on the unaudited pro forma consolidated financial statements.

The Divestiture of our Alkali Business represents the disposition of a significant business and a strategic shift out of the soda ash manufacturing business and our operations in Wyoming. The effects of the Divestiture are not reflected in our historical financial statements, and we have prepared unaudited pro forma information in accordance with Article 11 of Regulation S-X based on the historical financial statements of the Company.

The accompanying unaudited pro forma financial statements are based on the Company’s historical audited consolidated financial statements and accompanying notes included in the Company’s Annual Report on Form 10-K as of December 31, 2024 and the three years then ended.

The accompanying unaudited pro forma consolidated balance sheet as of December 31, 2024 gives effect to the Divestiture as if it had occurred on December 31, 2024. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2024 gives effect to the Divestiture as if it had occurred on January 1, 2024. The unaudited pro forma consolidated statements of operations for the years ended December 31, 2023 and 2022 gives effect to the Divestiture as if it has occurred on January 1, 2022.

Genesis Energy, L.P.

Unaudited Pro Forma Consolidated Balance Sheet

As of December 31, 2024

(in thousands)

	Genesis Energy, L.P. As Reported	(a) Historical Company Adjustments	Pro Forma Transaction Adjustments	Notes	Pro Forma Genesis Energy, L.P.
Cash and Cash Equivalents	$10,748	$(3,396)	$361,220	(b)	$368,572
Restricted Cash	18,804	(18,804)	—		—
Accounts Receivable-trade, net	740,584	(261,080)	—		479,504
Inventories	110,739	(72,957)	—		37,782
Other current assets	30,858	(12,070)	—		18,788

Total Current Assets	911,733	(368,307)	361,220		904,646
Fixed Assets, at cost	6,874,455	(1,593,595)	—		5,280,860
Less: Accumulated depreciation	(2,206,947)	465,973	—		(1,740,974)

Net Fixed Assets	4,667,508	(1,127,622)	—		3,539,886
Mineral Leaseholds, net of accumulated depletion	535,551	(535,551)	—		—
Equity Investees	240,368	—	—		240,368
Intangible Assets, net of amortization	97,285	(11,998)	—		85,287
Goodwill	301,959	—	—		301,959
Right of Use Assets, Net	228,186	(162,447)	—		65,739
Other Assets, net of amortization	55,102	(1,496)	—		53,606

Total Assets	$7,037,692	$(2,207,421)	$361,220		$5,191,491

Accounts Payable	$491,070	$(102,825)	$—		$388,245
Accrued Liabilities	367,685	(113,483)	18,901	(c)	273,103

Total Current Liabilities	858,755	(216,308)	18,901		661,348
Senior Secured Credit Facility	291,000	—	(291,000)	(b)	—
Senior Unsecured Notes, net of debt issuance costs, discount and premium	3,436,860	—	(405,312)	(b)	3,031,548
Alkali Senior Secured Notes, net of debt issuance costs and discount	379,293	(379,293)	—		—
Deferred Tax Liabilities	17,801	(1,226)	—		16,575
Other Long-Term Liabilities	538,200	(149,039)	—		389,161

Total Liabilities	5,521,909	(745,866)	(677,411)		4,098,632

Class A Convertible Preferred Units, 23,111,918 issued and outstanding at December 31, 2024	813,589	—	—		813,589
Common unitholders, 122,464,318 units issued and outstanding at December 31, 2024	279,891	(1,452,069)	1,038,631	(b)	(133,547)
Accumulated other comprehensive income	9,486	(9,486)	—		—
Noncontrolling interests	412,817	—	—		412,817

Total Partners’ Capital	702,194	(1,461,555)	1,038,631		279,270

Total Liabilities, Mezzanine Capital, and Partners’ Capital	$7,037,692	$(2,207,421)	$361,220		$5,191,491

Adjustments to unaudited Pro Forma Consolidated Balance Sheet as of December 31, 2024

(a)	Historical Company adjustments reflect the removal of the historical Company assets and liabilities associated with the Alkali Business and corresponding partners’ capital balances.

(b)

Adjustment reflects the proceeds received of $1.039 billion, adjusted for the following assumptions: (i) repayment of $291.0 million of the outstanding balance as of December 31, 2024 on our senior secured credit facility and the related accrued interest impacts; (ii) redemption of $406.3 million of our outstanding senior unsecured notes due 2027, net of $0.9 million of unamortized issuance costs, and the related accrued interest impacts; and (iii) our previously unrecognized transaction costs of approximately $25.0 million.

(c)

Adjustment reflects the incurrence of previously unrecognized transaction costs of approximately $25 million associated with the Divestiture to be paid as well as effects on our assumed debt transactions including the following: (i) $15.0 million of accrued interest removed associated with the redemption of our outstanding senior unsecured notes due 2027; (ii) accrued fees of $8.1 million associated with the premium to call our outstanding senior unsecured notes due 2027 at 102%; (iii) $1.4 million of incremental accrued commitment fees associated with the increased borrowing capacity on our senior secured credit facility; and (iv) $0.6 million of interest payable removed associated with our senior secured credit facility.

Genesis Energy, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2024

(in thousands)

	Genesis Energy, L.P. As Reported	(a) Historical Company Adjustments	Pro Forma Adjustments	Notes	Pro Forma Genesis Energy, L.P.
REVENUES
Offshore pipeline transportation	$404,919	$—	$—		$404,919
Soda and sulfur services	1,540,723	(1,305,382)	—		235,341
Marine transportation	321,616	—	—		321,616
Onshore facilities and transportation	698,958	—	—		698,958

Total revenues	2,966,216	(1,305,382)	—		1,660,834
COSTS AND EXPENSES:
Offshore pipeline transportation operating costs	117,207	—	—		117,207
Soda and sulfur services operating costs	1,352,044	(1,154,666)	—		197,378
Marine transportation operating costs	196,602	—	—		196,602
Onshore facilities and transportation product costs	599,925	—	—		599,925
Onshore facilities and transportation operating costs	71,749	—	—		71,749
General and administrative	59,432	(1,103)	25,000	(b)	83,329
Depreciation, depletion, and amortization	313,158	(106,472)	—		206,686
Loss on sale of assets	—	—	367,984	(c)	367,984
Impairment expense	43,003	—	—		43,003

Total costs and expenses	2,753,120	(1,262,241)	392,984		1,883,863

OPERATING INCOME (LOSS)	213,096	(43,141)	(392,984)		(223,029)
Equity in earnings of equity investees	58,291	—	—		58,291
Interest expense, net	(287,235)	25,360	56,911	(d)	(204,964)
Other expense	(15,367)	—	(9,594)	(e)	(24,961)

Income (loss) from operations before income taxes	(31,215)	(17,781)	(345,667)		(394,663)

Income tax benefit (expense)	(1,792)	100			(1,692)

NET LOSS	(33,007)	(17,681)	(345,667)		(396,355)
Net income attributable to noncontrolling interests	(30,940)	—	—		(30,940)

NET LOSS ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$(63,947)	$(17,681)	$(345,667)		$(427,295)

Less: Accumulated distributions attributable to Class A Convertible Preferred Units	(87,576)	—	—		(87,576)

NET LOSS ATTRIBUTABLE TO COMMON UNITHOLDERS	$(151,523)	$(17,681)	$(345,667)		$(514,871)

Basic and Diluted Weighted Average Outstanding Common Units	122,464	122,464	122,464		122,464
Basic and Diluted Net Loss Per Common Unit	$(1.24)	$(0.14)	$(2.82)		$(4.20)

Genesis Energy, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2023

(in thousands)

	Genesis Energy, L.P. As Reported	(a) Historical Company Adjustments	Pro Forma Genesis Energy, L.P.
REVENUES
Offshore pipeline transportation	$382,154	$—	$382,154
Soda and sulfur services	1,734,248	(1,455,673)	278,575
Marine transportation	327,464	—	327,464
Onshore facilities and transportation	733,130	—	733,130

Total revenues	3,176,996	(1,455,673)	1,721,323

COSTS AND EXPENSES:
Offshore pipeline transportation operating costs	96,025	—	96,025
Soda and sulfur services operating costs	1,479,425	(1,248,583)	230,842
Marine transportation operating costs	218,403	—	218,403
Onshore facilities and transportation product costs	637,179	—	637,179
Onshore facilities and transportation operating costs	70,576	—	70,576
General and administrative	65,779	(1,227)	64,552
Depreciation, depletion, and amortization	280,189	(81,073)	199,116

Total costs and expenses	2,847,576	(1,330,883)	1,516,693

OPERATING INCOME	329,420	(124,790)	204,630
Equity in earnings of equity investees	66,198	—	66,198
Interest expense, net	(244,663)	25,598	(219,065)
Other expense	(4,627)	—	(4,627)

Income from operations before income taxes	146,328	(99,192)	47,136

Income tax benefit (expense)	19	(475)	(456)

NET INCOME	146,347	(99,667)	46,680
Net income attributable to noncontrolling interests	(28,627)	—	(28,627)

NET INCOME ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$117,720	$(99,667)	$18,053

Less: Accumulated distributions and returns attributable to Class A Convertible Preferred Units	(90,725)	—	(90,725)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON UNITHOLDERS	$26,995	$(99,667)	$(72,672)

Basic and Diluted Weighted Average Outstanding Common Units	122,535	122,535	122,535
Basic and Diluted Net Income (Loss) Per Common Unit	$0.22	$(0.81)	$(0.59)

Genesis Energy, L.P.

Unaudited Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2022

(in thousands)

	Genesis Energy, L.P. As Reported	(a) Historical Company Adjustments	Pro Forma Genesis Energy, L.P.
REVENUES
Offshore pipeline transportation	$319,045	$—	$319,045
Soda and sulfur services	1,248,085	(922,263)	325,822
Marine transportation	293,295	—	293,295
Onshore facilities and transportation	928,532	—	928,532

Total revenues	2,788,957	(922,263)	1,866,694

COSTS AND EXPENSES:
Offshore pipeline transportation operating costs	99,881	—	99,881
Soda and sulfur services operating costs	926,743	(667,534)	259,209
Marine transportation operating costs	228,300	—	228,300
Onshore facilities and transportation product costs	828,152	—	828,152
Onshore facilities and transportation operating costs	68,066	—	68,066
General and administrative	66,598	(1,022)	65,576
Depreciation, depletion, and amortization	296,205	(85,398)	210,807
Gain on sale of assets	(40,000)	—	(40,000)

Total costs and expenses	2,473,945	(753,954)	1,719,991

OPERATING INCOME	315,012	(168,309)	146,703
Equity in earnings of equity investees	54,206	—	54,206
Interest expense, net	(226,156)	15,997	(210,159)
Other expense, net	(10,758)	—	(10,758)

Income (loss) from operations before income taxes	132,304	(152,312)	(20,008)

Income tax expense	(3,169)	—	(3,169)

NET INCOME (LOSS)	129,135	(152,312)	(23,177)
Net income attributable to noncontrolling interests	(23,235)	—	(23,235)
Net income attributable to redeemable noncontrolling interests	(30,443)	30,443	—

NET INCOME (LOSS) ATTRIBUTABLE TO GENESIS ENERGY, L.P.	$75,457	$(121,869)	$(46,412)

Less: Accumulated distributions attributable to Class A Convertible Preferred Units	(80,052)	—	(80,052)

NET LOSS ATTRIBUTABLE TO COMMON UNITHOLDERS	$(4,595)	$(121,869)	$(126,464)

Basic and Diluted Weighted Average Outstanding Common Units	122,579	122,579	122,579
Basic and Diluted Net Loss Per Common Unit	$(0.04)	$(0.99)	$(1.03)

Adjustments to unaudited Pro Forma Consolidated Statement of Operations

(a)	Historical Company adjustments reflect the removal of the historical Company results associated with the Alkali Business from the statements of operations for each period presented.

(b)	Adjustment to reflect the estimated transaction costs associated with the Divestiture.

(c)	Adjustment to reflect the loss on the Divestiture had it occurred on January 1, 2024, which represents the difference between the net proceeds received and the carrying value of our Alkali Business.

(d)

Adjustment to reduce interest expense for the following: (i) interest attributable to our senior secured credit facility of $25.3 million that was assumed to be paid off as of January 1, 2024; (ii) interest attributable to our outstanding senior unsecured notes due 2027 of $32.5 million that was assumed to be redeemed as of January 1, 2024; (iii) an adjustment of $1.4 million to increase the commitment fee on our senior secured credit facility for 2024 assuming we repaid the outstanding borrowings on January 1, 2024; and (iv) a reduction of interest expense of $0.5 million associated with historical amortization of the unamortized issuance costs and premium associated with our $406.3 million of our outstanding senior unsecured notes due 2027.

(e)

Adjustment to reflect the premium of $8.1 million to call our outstanding senior unsecured notes due 2027 on January 1, 2024 at 102%, and the related write-off of the unamortized debt issuance costs and premium of $1.5 million associated with the redemption of our senior unsecured notes due 2027.